INDEPENDENT AUDITORS' CONSENT



Board of Directors and Shareholders
Preferred Income Fund Incorporated:



We consent to the use of our report dated January 7, 2002, incorporated by reference herein and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" and "EXPERTS" in the prospectus.




/S/ KPMG LLP
Boston, Massachusetts
May 30, 2002